Exhibit 99.1

Tri-Tech Holding Awarded Seven Additional Flash Flood Early Warning Contracts Valued at $2.4 Million

BEIJING, July 20, 2011 /PRNewswire-Asia-FirstCall/ — Tri-Tech Holding Inc. (NASDAQ: TRIT), a premier Chinese company that provides turn-key solutions in China for the water resources, water and wastewater treatment, industrial safety and pollution control markets, announced today that its subsidiary, Beijing Yanyu Water Tech Co., Ltd. (Yanyu), has been awarded a contract for flash flood early warning projects in two counties of Xingtai City and two counties in Baoding City, both in Hebei Province, and the districts of Changping, Yanqing and Pinggu, all in Beijing City. The projects are valued at 15.8 million yuan or $2.4 million.

According to the contract, the company will establish flash flood monitoring and forecasting systems in the four counties of Xingtai and Baoding City in Hebei Province, and the three districts in Beijing City. Each system includes an information collection sub-system, an early warning sub-system and an information dissemination platform. The project involves production of certain equipment, procurement of other equipment, software development, integration and installation of the system and after-sales service. These projects are expected to be completed at different points in time from late September to late December 2011.

Tri-Tech CEO Mr. Warren Zhao said, “Following the contract award for flash flood early warning projects in three counties in Yunnan Province announced last week, we are pleased that Yanyu has been awarded these additional seven projects. Yanyu’s flash flood early warning system is increasingly well received in the market, which is attributable to the reliability of our products and the reputation of our services.

“Supported and guided by the government’s proactive and favorable policies and regulations, we believe Yanyu is well positioned in the current market of flood damage prevention, in light of its proven core technology, strong track record of project management and its capability in providing superior comprehensive turn-key solutions,” said Mr. Zhao.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also providing comprehensive solutions in the industrial pollution control market. Tri-Tech owns 23 software copyrights and two technological patents. It employs 300 people. Please visit http://www.Tri-Tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins

305-451-1888

tritech@hawkassociates.com

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